Visa Inc. Reports Fiscal First Quarter 2018 Results San Francisco, CA, February 1, 2018 - Visa Inc. (NYSE: V) Alfred F. Kelly, Jr., Chief Executive Officer, Visa Inc., commented on the results: “We are off to a solid start in our first fiscal quarter of 2018 as we saw healthy growth in all key business drivers across the globe. In particular, momentum accelerated in the U.S. driven by strong holiday spending and e- commerce growth,” said Alfred F. Kelly, Jr., Chief Executive Officer of Visa Inc. “Given the recent benefits from the Tax Cut and Jobs Act, we are evaluating ways to further invest in our business, our people and our communities to digitize payments and contribute to overall economic growth.” Q1 2018 Results (Ending December 31, 2017) *in billions, except percentages and per share data USD ($) Change (YoY) Net Operating Revenue $4.86 9% GAAP Net Income $2.52 22% Adjusted Net Income $2.54 23% GAAP Earnings Per Share $1.07 25% Adjusted Earnings Per Share $1.08 26% • GAAP net income of $2.52B or $1.07 per share and adjusted net income of $2.54B or $1.08 per share • Net operating revenue $4.86B, an increase of 9% • GAAP effective tax rate of 22.1% and adjusted effective tax rate of 21.7%, both including a 6 percentage point reduction resulting from U.S. tax reform • Returned $2.2B of capital to shareholders in the form of share repurchases and dividends • The Board of Directors authorized a new $7.5 billion share repurchase program and increased the Company’s quarterly cash dividend to $0.21 per share • Performance driven by continued strength in payments volume, cross-border volume and processed transactions Q1 2018 Key Business Drivers (Volume in constant dollars) Payments volume +10% Cross-border volume +9% Processed transactions +12% 1 Exhibit 99.1

2 Fiscal First Quarter 2018 — Financial Highlights GAAP net income in the fiscal first quarter was $2.52 billion or $1.07 per share, an increase of 22% and 25%, respectively, over prior year's results. Excluding two special items in this quarter's results related to U.S. tax reform, adjusted net income for the quarter was $2.54 billion or $1.08 per share, an increase of 23% and 26%, respectively, over prior year's results. Exchange rate shifts versus the prior year positively impacted earnings per share growth by approximately 1 percentage point. All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted. The Company’s adjusted effective tax rate, net income and earnings per share of class A common stock are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measure in the accompanying financial tables. GAAP effective income tax rate, which included two non-recurring special items related to U.S. tax reform, was 22.1% for the quarter ended December 31, 2017. The two special items are: • Estimated benefit of $1.13 billion related to the remeasurement of net deferred tax liabilities based on the new corporate tax rate; and • Estimated charge of $1.15 billion related to a transition tax on certain foreign earnings; in transitioning to the new territorial tax system, the Tax Cut and Jobs Act requires a transition tax on previously untaxed deferred foreign earnings, payable over eight years. Excluding these special items, the adjusted effective tax rate was 21.7%. Both GAAP and adjusted effective tax rates are 6 percentage points lower than they would have been, as a result of recurring tax reform benefits associated with the lower corporate tax rate. Net operating revenues in the fiscal first quarter were $4.9 billion, an increase of 9%, driven by continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year positively impacted reported net operating revenue growth by approximately 1 percentage point. Payments volume for the three months ended September 30, 2017, on which fiscal first quarter service revenue is recognized, grew 10% over the prior year on a constant dollar basis. As a reminder, Europe co-badged volume is no longer included in reported volume. Payments volume for the three months ended December 31, 2017, grew 10% over the prior year on a constant dollar basis. Cross-border volume growth, on a constant dollar basis, was 9% for the three months ended December 31, 2017. Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2017, were 30.5 billion, a 12% increase over the prior year. Fiscal first quarter service revenues were $2.1 billion, an increase of 12% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $2.1 billion. International transaction revenues grew 12% over the prior year to $1.7 billion. Other revenues of $229 million rose 13% over the prior year. Client incentives, which are a contra revenue item, were $1.3 billion and represent 21.4% of gross revenues. Operating expenses were $1.5 billion for the fiscal first quarter, a 13% increase over the prior year's results primarily from higher personnel costs. Cash, cash equivalents, and available-for-sale investment securities were $14.1 billion at December 31, 2017. The weighted-average number of diluted shares of class A common stock outstanding was 2.35 billion for the quarter ended December 31, 2017.

3 Fiscal First Quarter 2018 — Other Notable Items During the three months ended December 31, 2017, the Company repurchased 15.5 million shares of class A common stock, at an average price of $110.67 per share, using $1.7 billion of cash on hand. The board of directors has authorized a new $7.5 billion class A common stock share repurchase program. Including this additional authorization, the Company now has $9.1 billion of funds available for share repurchase. In October 2017, the Company used the majority of the proceeds from its September 2017 debt offering to redeem the $1.75 billion of senior notes which was scheduled to mature in December 2017. On January 30, 2018, the board of directors increased the quarterly cash dividend to $0.21 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on March 6, 2018, to all holders of record as of February 16, 2018. Financial Outlook for Fiscal Full-Year 2018 Visa Inc. reaffirms its financial outlook for the following metrics for fiscal full-year 2018: • Annual net revenue growth of high single digits on a nominal dollar basis, with approximately 0.5 to 1 percentage point of positive foreign currency impact; • Client incentives as a percentage of gross revenues: 21.5% to 22.5% range; • Annual operating margin: High 60s; Visa Inc. updates its financial outlook for the following metrics for fiscal full-year 2018: • Annual operating expense growth: High end of mid-single digits adjusted for special items in fiscal 2017 (see note below); • GAAP and adjusted effective tax rate: Approximately 23%, which includes a 6 percentage point reduction resulting from U.S. tax reform; and • Annual diluted class A common stock earnings per share growth including the impact of U.S. tax reform: Mid-50's on a GAAP nominal dollar basis and high end of mid-20's on an adjusted, non-GAAP nominal dollar basis (see note below). Both include approximately 9 to 10 percentage points driven by U.S. tax reform and approximately 1 to 1.5 percentage points of positive foreign currency impact. Note: The financial outlook for fiscal full-year 2018 includes Visa Europe integration expenses of approximately $60 million for the full-year. Annual operating expense growth is derived from adjusted full-year 2017 operating expenses of $6.0 billion. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2017 earnings per share results of $3.48. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2017 results. Fiscal First Quarter 2018 Earnings Results Conference Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

4 About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. The company’s relentless focus on innovation is a catalyst for the rapid growth of connected commerce on any device, and a driving force behind the dream of a cashless future for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/aboutvisa, visacorporate.tumblr.com and @VisaNews. Forward-Looking Statements This earnings release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2018. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward- looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to: • increased oversight and regulation of the global payments industry and our business; • impact of government-imposed restrictions on payment systems; • outcome of tax, litigation and governmental investigation matters; • increasingly intense competition in the payments industry, including competition for our clients and merchants; • proliferation and continuous evolution of new technologies and business models; • our ability to maintain relationships with our clients, merchants and other third parties; • brand or reputational damage; • management changes; • impact of global economic, political, market and social events or conditions; • exposure to loss or illiquidity due to settlement guarantees; • uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union; • cyber security attacks, breaches or failure of our networks; • failure to maintain interoperability with Visa Europe’s systems and to migrate European activity onto VisaNet successfully; • our ability to successfully integrate and manage our acquisitions and other strategic investments; and • other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2017, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. Contacts Investor Relations Patrick Laney, 650-432-7644, ir@visa.com Media Relations Nathaniel Sillin, 415-805-4892, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2017	September 30, 2017
	(in millions, except par value data)	
Assets		
Cash and cash equivalents	$ 8,138	$ 9,874
Restricted cash—U.S. litigation escrow	883	1,031
Investment securities:		
Trading	106	82
Available-for-sale	3,307	3,482
Settlement receivable	1,618	1,422
Accounts receivable	1,281	1,132
Customer collateral	1,155	1,106
Current portion of client incentives	295	344
Prepaid expenses and other current assets	504	550
Total current assets	17,287	19,023
Investment securities, available-for-sale	2,674	1,926
Client incentives	557	591
Property, equipment and technology, net	2,238	2,253
Other assets	1,127	1,226
Intangible assets, net	28,109	27,848
Goodwill	15,162	15,110
Total assets	$ 67,154	$ 67,977
Liabilities		
Accounts payable	$ 108	$ 179
Settlement payable	2,302	2,003
Customer collateral	1,155	1,106
Accrued compensation and benefits	389	757
Client incentives	2,355	2,089
Accrued liabilities	1,224	1,129
Current maturities of long-term debt	—	1,749
Accrued litigation	830	982
Total current liabilities	8,363	9,994
Long-term debt	16,621	16,618
Deferred tax liabilities	5,107	5,980
Deferred purchase consideration	1,330	1,304
Other liabilities	2,332	1,321
Total liabilities	33,753	35,217
Equity		
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:		
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at December 31, 2017 and September 30, 2017 (the "UK&I preferred stock")	2,295	2,326
Series C convertible participating preferred stock, 3 shares issued and outstanding at December 31, 2017 and September 30, 2017 (the "Europe preferred stock")	3,181	3,200
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,805 and 1,818 shares issued and outstanding at December 31, 2017 and September 30, 2017, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2017 and September 30, 2017	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 12 and 13 shares issued and outstanding at December 31, 2017 and September 30, 2017, respectively	—	—
Right to recover for covered losses	(5)	(52)
Additional paid-in capital	16,761	16,900
Accumulated income	9,966	9,508
Accumulated other comprehensive income (loss), net:		
Investment securities, available-for-sale	61	73
Defined benefit pension and other postretirement plans	(76)	(76)
Derivative instruments classified as cash flow hedges	(33)	(36)
Foreign currency translation adjustments	1,251	917
Total accumulated other comprehensive income, net	1,203	878
Total equity	33,401	32,760
Total liabilities and equity	$ 67,154	$ 67,977

5

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,	
	2017	2016
	(in millions, except per share data)	
Operating Revenues		
Service revenues	$ 2,146	$ 1,918
Data processing revenues	2,147	1,892
International transaction revenues	1,666	1,489
Other revenues	229	203
Client incentives	(1,326)	(1,041)
Net operating revenues	4,862	4,461
Operating Expenses		
Personnel	679	571
Marketing	223	218
Network and processing	160	145
Professional fees	92	80
Depreciation and amortization	145	146
General and administrative	236	186
Litigation provision	—	15
Total operating expenses	1,535	1,361
Operating income	3,327	3,100
Non-operating Income (Expense)		
Interest expense	(154)	(140)
Other	66	19
Total non-operating expense	(88)	(121)
Income before income taxes	3,239	2,979
Income tax provision	717	909
Net income	$ 2,522	$ 2,070
Basic earnings per share		
Class A common stock	$ 1.07	$ 0.86
Class B common stock	$ 1.77	$ 1.41
Class C common stock	$ 4.30	$ 3.43
Basic weighted-average shares outstanding		
Class A common stock	1,811	1,860
Class B common stock	245	245
Class C common stock	13	17
Diluted earnings per share		
Class A common stock	$ 1.07	$ 0.86
Class B common stock	$ 1.77	$ 1.41
Class C common stock	$ 4.29	$ 3.42
Diluted weighted-average shares outstanding		
Class A common stock	2,353	2,421
Class B common stock	245	245
Class C common stock	13	17

6

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,	
	2017	**2016**
	(in millions)	
Operating Activities		
Net income	$ 2,522	$ 2,070
Adjustments to reconcile net income to net cash provided by operating activities:		
Client incentives	1,326	1,041
Share-based compensation	68	45
Depreciation and amortization of property, equipment, technology and intangible assets	145	146
Deferred income taxes	(919)	77
Right to recover for covered losses recorded in equity	(3)	(94)
Other	(23)	13
Change in operating assets and liabilities:		
Settlement receivable	(180)	56
Accounts receivable	(146)	(89)
Client incentives	(986)	(1,129)
Other assets	92	66
Accounts payable	(51)	(102)
Settlement payable	275	79
Accrued and other liabilities	794	316
Accrued litigation	(152)	13
Net cash provided by operating activities	2,762	2,508
Investing Activities		
Purchases of property, equipment, technology and intangible assets	(141)	(171)
Investment securities, available-for-sale:		
Purchases	(1,636)	(1,032)
Proceeds from maturities and sales	1,076	788
Purchases of / contributions to other investments	(6)	(2)
Net cash used in investing activities	(707)	(417)
Financing Activities		
Repurchase of class A common stock	(1,778)	(1,893)
Repayments of long-term debt	(1,750)	—
Dividends paid	(458)	(399)
Proceeds from issuance of commercial paper	—	566
Payments from litigation escrow account—U.S. retrospective responsibility plan	150	—
Cash proceeds from issuance of common stock under employee equity plans	53	56
Restricted stock and performance-based shares settled in cash for taxes	(88)	(60)
Net cash used in financing activities	(3,871)	(1,730)
Effect of exchange rate changes on cash and cash equivalents	80	(156)
(Decrease) increase in cash and cash equivalents	(1,736)	205
Cash and cash equivalents at beginning of period	9,874	5,619
Cash and cash equivalents at end of period	$ 8,138	$ 5,824
Supplemental Disclosure		
Income taxes paid, net of refunds	$ 183	$ 96
Interest payments on debt	$ 241	$ 244
Accruals related to purchases of property, equipment, technology and intangible assets	$ 26	$ 69

7

VISA INC.
FISCAL 2018 AND 2017 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2018 Quarter Ended	Fiscal 2017 Quarter Ended			
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
			(in millions)		
Operating Revenues					
Service revenues	$ 2,146	$ 2,116	$ 1,948	$ 1,993	$ 1,918
Data processing revenues	2,147	2,067	1,984	1,843	1,892
International transaction revenues	1,666	1,792	1,571	1,469	1,489
Other revenues	229	226	209	203	203
Client incentives	(1,326)	(1,346)	(1,147)	(1,031)	(1,041)
Net operating revenues	**4,862**	**4,855**	**4,565**	**4,477**	**4,461**
Operating Expenses					
Personnel	679	655	698	704	571
Marketing	223	290	221	193	218
Network and processing	160	167	158	150	145
Professional fees	92	144	102	83	80
Depreciation and amortization	145	147	132	131	146
General and administrative	236	238	230	406	186
Litigation provision	—	2	—	2	15
Total operating expenses	**1,535**	**1,643**	**1,541**	**1,669**	**1,361**
Operating income	**3,327**	**3,212**	**3,024**	**2,808**	**3,100**
Non-operating Income (Expense)					
Interest expense	(154)	(148)	(140)	(135)	(140)
Other	66	35	30	29	19
Total non-operating expense	**(88)**	**(113)**	**(110)**	**(106)**	**(121)**
Income before income taxes	3,239	3,099	2,914	2,702	2,979
Income tax provision	717	959	855	2,272	909
Net income	**$ 2,522**	**$ 2,140**	**$ 2,059**	**$ 430**	**$ 2,070**

8

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FIRST QUARTER 2018
(UNAUDITED)

Our financial results for the three months ended December 31, 2017 reflect the impact of certain significant items that we believe were not indicative of our operating performance in these or future periods, as they were either non-recurring or had no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three months ended December 31, 2016.

- *Remeasurement of deferred tax balances.* During the first quarter of fiscal 2018, in connection with the tax reform legislation commonly referred to as the Tax Cuts and Jobs Act's reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit estimated to be approximately $1.1 billion.

- *Transition tax on foreign earnings.* During the first quarter of fiscal 2018, in connection with the Tax Cuts and Jobs Act's requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimated to be approximately $1.1 billion.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three months ended December 31, 2017. There were no comparable adjustments recorded for the three months ended December 31, 2016.

	Three Months Ended December 31, 2017				
(in millions, except percentages and per share data)	**Income Before Income Taxes**	**Income Tax Provision**	**Effective Income Tax Rate[(1)]**	**Net Income**	**Diluted Earnings Per Share[(1)]**
As reported	$ 3,239	$ 717	22.1%	$ 2,522	$ 1.07
Remeasurement of deferred tax balances	—	1,133		(1,133)	(0.48)
Transition tax on foreign earnings	—	(1,147)		1,147	0.49
As adjusted	$ 3,239	$ 703	21.7%	$ 2,536	$ 1.08

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

9

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FULL-YEAR 2017
(UNAUDITED)

Our fiscal full-year 2018 annual diluted class A common stock earnings per share growth outlook is based on adjusted non-GAAP fiscal full-year 2017 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.

Our financial results during the twelve months ended September 30, 2017 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance in these or future periods, as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the period presented.

- *Elimination of deferred tax balances.* During the second quarter of fiscal 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.

- *Charitable contribution.* During the second quarter of fiscal 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2017.

	Twelve Months Ended September 30, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [(1),(2)]	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate[(1)]	Net Income	Diluted Earnings Per Share[(1)]
As reported	$ 6,214	66%	$ 11,694	$ 4,995	42.7%	$ 6,699	$ 2.80
Elimination of deferred tax balances	—	—%	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1%	192	71		121	0.05
As adjusted	$ 6,022	67%	$ 11,886	$ 3,551	29.9%	$ 8,335	$ 3.48

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.
(2) Operating margin is calculated as operating income divided by net operating revenues.

10

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2017, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2017 and 2016, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-3 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended December 31, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$586	8.3%	5.5%	$465	10.5%	7.5%	6,334	$120	0.6%	(1.7%)	908
Canada	73	16.4%	10.8%	68	16.7%	11.1%	893	5	12.3%	6.9%	11
CEMEA	271	10.3%	6.8%	89	24.0%	19.3%	3,588	182	4.6%	1.6%	1,271
LAC	270	8.1%	7.1%	112	14.1%	14.1%	3,154	158	4.2%	2.7%	1,201
US	1,018	8.6%	8.6%	881	9.6%	9.6%	16,468	137	2.8%	2.8%	957
Europe	564	15.1%	7.4%	416	17.5%	9.3%	8,745	148	8.8%	2.4%	1,051
Visa Inc.	2,782	10.1%	7.4%	2,031	12.4%	9.7%	39,181	751	4.4%	1.7%	5,398
Visa Credit Programs											
US	$492	10.7%	10.7%	$478	11.3%	11.3%	5,925	$13	(6.0%)	(6.0%)	16
International	730	12.2%	8.7%	676	12.6%	9.3%	9,340	54	7.1%	1.6%	223
Visa Inc.	1,222	11.6%	9.5%	1,155	12.1%	10.1%	15,265	67	4.2%	0.0%	239
Visa Debit Programs											
US	$526	6.7%	6.7%	$402	7.6%	7.6%	10,543	$124	3.8%	3.8%	941
International	1,033	10.1%	5.4%	474	17.6%	10.6%	13,373	560	4.5%	1.4%	4,218
Visa Inc.	1,560	8.9%	5.8%	876	12.8%	9.2%	23,916	684	4.4%	1.8%	5,158

For the 3 Months Ended September 30, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$559	4.0%	4.1%	$441	8.2%	9.0%	6,140	$117	(9.3%)	(10.7%)	882	849	952
Canada	69	11.9%	7.1%	64	12.0%	7.2%	843	6	10.8%	6.1%	11	50	56
CEMEA	263	10.8%	7.6%	85	24.4%	19.7%	3,447	178	5.4%	2.6%	1,258	346	334
LAC	254	7.5%	6.9%	102	11.6%	12.0%	3,001	152	4.9%	3.7%	1,149	433	465
US	978	8.2%	8.2%	836	8.8%	8.8%	15,984	142	4.8%	4.8%	1,007	695	861
Europe	555	9.4%	8.1%	403	11.8%	10.2%	8,259	152	3.5%	2.9%	1,090	485	542
Visa Inc.	2,677	7.8%	7.1%	1,930	10.1%	9.7%	37,674	747	2.2%	0.9%	5,398	2,857	3,210
Visa Credit Programs													
US	$463	9.1%	9.1%	$449	9.7%	9.7%	5,647	$14	(7.0%)	(7.0%)	17	264	336
International	700	6.6%	6.5%	647	7.3%	7.5%	9,100	54	(1.2%)	(3.6%)	230	663	736
Visa Inc.	1,163	7.6%	7.5%	1,095	8.3%	8.4%	14,747	68	(2.4%)	(4.3%)	247	927	1,073
Visa Debit Programs													
US	$515	7.5%	7.5%	$387	7.9%	7.9%	10,337	$128	6.3%	6.3%	991	431	525
International	999	8.3%	6.4%	448	17.2%	14.8%	12,590	551	1.9%	0.5%	4,160	1,499	1,612
Visa Inc.	1,514	8.0%	6.8%	835	12.7%	11.5%	22,927	679	2.7%	1.5%	5,151	1,930	2,137

VISA 11

For the 3 Months Ended June 30, 2017	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$532	0.1%	1.9%	$414	5.2%	7.6%	5,912	$118	(14.2%)	(14.1%)	867	835	943
Canada	64	3.5%	7.6%	59	3.8%	7.9%	813	5	0.9%	4.9%	11	50	56
CEMEA	261	12.2%	7.6%	81	26.5%	19.6%	3,244	181	6.9%	3.0%	1,288	342	330
LAC	248	10.9%	8.1%	99	16.3%	13.4%	2,920	148	7.5%	4.9%	1,161	425	458
US	981	11.1%	11.1%	840	12.1%	12.1%	15,939	141	5.6%	5.6%	1,004	701	867
Europe	512			372			7,952	140			1,098	484	536
Visa Inc.	2,598	34.4%	34.1%	1,865	38.2%	38.8%	36,779	734	25.7%	23.7%	5,429	2,839	3,191
Visa Credit Programs													
US	$461	18.0%	18.0%	$446	18.9%	18.9%	5,522	$14	(3.9%)	(3.9%)	16	261	337
International	658	28.3%	30.4%	607	27.5%	29.8%	8,791	51	39.6%	38.1%	233	659	732
Visa Inc.	1,119	23.9%	25.0%	1,053	23.7%	24.9%	14,313	65	27.0%	26.1%	249	920	1,069
Visa Debit Programs													
US	$521	5.7%	5.7%	$394	5.3%	5.3%	10,417	$127	6.8%	6.8%	987	440	530
International	959	78.6%	74.6%	418	238.3%	229.7%	12,049	542	30.9%	28.1%	4,192	1,479	1,592
Visa Inc.	1,480	43.7%	42.0%	811	63.1%	62.1%	22,466	669	25.5%	23.4%	5,180	1,919	2,122

For the 3 Months Ended March 31, 2017	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$517	1.1%	2.2%	$400	6.3%	7.6%	5,575	$117	(13.4%)	(12.8%)	857	817	924
Canada	58	13.4%	9.0%	53	14.0%	9.6%	723	5	7.5%	3.3%	10	49	55
CEMEA	236	15.2%	6.9%	73	28.5%	16.7%	2,907	163	10.1%	3.0%	1,213	341	331
LAC	240	17.9%	11.3%	96	21.4%	13.5%	3,023	144	15.6%	9.9%	1,142	419	455
US	909	10.5%	10.5%	776	11.8%	11.8%	14,692	133	3.2%	3.2%	930	712	859
Europe	461			339			7,271	123			1,005	481	533
Visa Inc.	2,420	35.0%	33.2%	1,736	38.7%	37.7%	34,191	684	26.6%	22.9%	5,158	2,820	3,156
Visa Credit Programs													
US	$418	20.0%	20.0%	$404	20.8%	20.8%	4,952	$14	0.6%	0.6%	16	274	334
International	622	31.0%	29.9%	575	29.1%	28.5%	8,376	48	59.5%	50.6%	222	651	726
Visa Inc.	1,041	26.3%	25.8%	979	25.6%	25.2%	13,328	62	40.4%	34.9%	238	925	1,060
Visa Debit Programs													
US	$491	3.5%	3.5%	$372	3.5%	3.5%	9,740	$119	3.5%	3.5%	915	437	525
International	889	79.6%	72.4%	386	240.6%	222.4%	11,123	504	31.9%	27.2%	4,006	1,458	1,571
Visa Inc.	1,380	42.4%	39.4%	758	60.3%	58.1%	20,862	622	25.3%	21.9%	4,920	1,895	2,096

For the 3 Months Ended December 31, 2016	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$541	3.2%	4.0%	$421	8.8%	10.1%	5,737	$119	(12.6%)	(12.9%)	920	802	908
Canada	63	5.7%	5.3%	58	5.7%	5.3%	779	5	5.5%	5.2%	10	49	56
CEMEA	246	7.8%	8.6%	72	19.8%	20.1%	2,823	174	3.5%	4.5%	1,302	334	322
LAC	250	5.5%	8.0%	98	9.5%	10.9%	3,155	152	3.1%	6.3%	1,215	418	453
US	938	11.4%	11.4%	804	12.7%	12.7%	15,349	134	4.5%	4.5%	936	718	862
Europe	490			354			7,653	136			1,086	476	531
Visa Inc.	2,527	33.7%	36.0%	1,807	38.5%	40.8%	35,496	719	23.1%	25.2%	5,469	2,798	3,133
Visa Credit Programs													
US	$444	19.6%	19.6%	$430	20.4%	20.4%	5,350	$14	0.0%	0.0%	16	282	335
International	651	29.0%	30.8%	601	27.7%	29.5%	8,781	50	46.7%	49.0%	243	653	728
Visa Inc.	1,095	25.0%	26.1%	1,031	24.5%	25.6%	14,131	64	32.9%	34.9%	259	935	1,063
Visa Debit Programs													
US	$493	5.0%	5.0%	$374	4.9%	4.9%	9,999	$119	5.1%	5.1%	920	437	527
International	938	72.7%	78.3%	403	232.8%	246.7%	11,367	536	26.8%	29.5%	4,291	1,426	1,543
Visa Inc.	1,432	41.3%	44.5%	777	62.7%	67.2%	21,365	655	22.2%	24.3%	5,210	1,863	2,070

VISA

12

	For the 12 Months Ended December 31, 2017										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,193	3.4%	3.5%	$1,720	7.6%	7.9%	23,960	$473	(9.4%)	(10.1%)	3,515
Canada	264	11.2%	8.7%	243	11.5%	9.0%	3,271	21	7.8%	5.3%	43
CEMEA	1,031	12.0%	7.2%	327	25.7%	18.9%	13,186	704	6.6%	2.5%	5,030
LAC	1,012	10.8%	8.3%	409	15.6%	13.2%	12,097	602	7.7%	5.1%	4,653
US	3,886	9.6%	9.6%	3,332	10.5%	10.5%	63,083	554	4.1%	4.1%	3,898
Europe (1)	2,092			1,529			32,226	563			4,244
Visa Inc.	10,478	19.9%	18.5%	7,562	22.7%	21.7%	147,825	2,916	13.3%	10.9%	21,383
Visa Credit Programs											
US	$1,833	14.1%	14.1%	$1,777	14.8%	14.8%	22,047	$56	(4.1%)	(4.1%)	65
International	2,711	18.1%	17.2%	2,505	17.9%	17.3%	35,606	206	20.6%	16.3%	909
Visa Inc.	4,544	16.4%	15.9%	4,282	16.6%	16.2%	57,653	262	14.3%	11.2%	973
Visa Debit Programs											
US	$2,053	5.8%	5.8%	$1,555	6.1%	6.1%	41,036	$497	5.1%	5.1%	3,833
International	3,881	34.1%	30.0%	1,725	68.9%	62.0%	49,135	2,157	15.2%	12.3%	16,576
Visa Inc.	5,934	22.8%	20.5%	3,280	31.9%	29.6%	90,171	2,654	13.2%	10.9%	20,409

(1) Europe payments volume growth, when including Europe in prior periods before the Visa Inc. acquisition, is 10% Constant USD and 7% Nominal USD

	For the 12 Months Ended December 31, 2016												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,120	4.0%	6.0%	$1,599	9.0%	10.6%	20,869	$522	(8.8%)	(5.9%)	3,948	802	908
Canada	238	2.0%	5.7%	218	1.8%	5.6%	2,942	19	3.3%	7.2%	45	49	56
CEMEA	921	1.3%	9.0%	260	10.5%	18.5%	10,006	660	(2.0%)	5.6%	4,960	334	322
LAC	913	(3.3%)	8.9%	354	(0.7%)	12.4%	11,810	559	(4.9%)	6.8%	4,584	418	453
US	3,547	10.1%	10.1%	3,015	10.9%	10.9%	58,573	532	5.7%	5.7%	3,798	718	862
Europe (2)	997			715			14,847	283			2,193	476	531
Visa Inc.	8,735	18.9%	23.0%	6,161	23.5%	26.2%	119,047	2,575	9.3%	16.0%	19,527	2,798	3,133
Visa Credit Programs													
US	$1,607	15.0%	15.0%	$1,549	15.4%	15.4%	19,120	$59	6.3%	6.3%	68	282	335
International	2,295	17.7%	22.0%	2,124	17.5%	21.4%	30,184	171	20.9%	28.6%	821	653	728
Visa Inc.	3,903	16.6%	19.0%	3,673	16.6%	18.8%	49,303	229	16.8%	22.2%	888	935	1,063
Visa Debit Programs													
US	$1,939	6.4%	6.4%	$1,466	6.6%	6.6%	39,453	$473	5.6%	5.6%	3,731	437	527
International	2,893	33.0%	43.9%	1,021	119.9%	137.5%	30,291	1,872	9.4%	18.1%	14,908	1,426	1,543
Visa Inc.	4,833	20.9%	26.3%	2,487	35.2%	38.8%	69,744	2,345	8.6%	15.4%	18,639	1,863	2,070

(2) Europe includes volumes and transactions effective with the 3 months ended September 30, 2016

VISA 13

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron,V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period (1)	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended			
Dec 31, 2017	14%	9%	–
Sep 30, 2017	12%	10%	–
Jun 30, 2017	142%	147%	11%
Mar 31, 2017	129%	132%	11%
Dec 31, 2016	135%	140%	12%
12 Months Ended			
Dec 31, 2017	49%	47%	10%

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.
(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa's networks.

Period (1)	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended			
Dec 31, 2017	30,508	12%	–
Sep 30, 2017	29,180	13%	–
Jun 30, 2017	28,450	44%	13%
Mar 31, 2017	26,256	42%	12%
Dec 31, 2016	27,329	44%	13%
12 Months Ended			
Dec 31, 2017	114,393	25%	12%

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.
(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

VISA 14

15 Footnote Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, Europe co-badged volume and transactions have been excluded from all periods.